Exhibit 99.1

NEWS RELEASE

PATINA CLOSES LNP PURCHASE

DENVER, COLORADO, MARCH 17, 2003 - PATINA OIL & GAS CORPORATION (NYSE:POG) announced today that its previously announced purchase of the Le Norman Partners (“LNP”) had closed. Final consideration for the purchase totaled $39.8 million. The transaction was funded with borrowings under Patina’s bank facility. Subsequent to closing, borrowings under Patina’s bank facility totaled $259 million.

Patina is an independent oil company engaged in the acquisition, development, exploitation and production of oil and natural gas primarily in Colorado’s Wattenberg Field and the Mid Continent.

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Contact:	David J. Kornder Chief Financial Officer (303) 389-3600 dkornder@patinaoil.com